                                                                    Exhibit 4.27
                               __________________
                               __________________

                           NEWS AMERICA INCORPORATED,

                                              Company,

                          THE NEWS CORPORATION LIMITED,
                               FEG HOLDINGS, INC.,
                         FOX ENTERTAINMENT GROUP, INC.,
                        NEWS AMERICA MARKETING FSI, INC.,
                       NEWS PUBLISHING AUSTRALIA LIMITED,

                                              Guarantors

                                       and

                              THE BANK OF NEW YORK,

                                              Trustee

                               __________________

                          THIRD SUPPLEMENTAL INDENTURE
                            Dated as of June 27, 2003

                    Amending and Supplementing the Indenture
                          Dated as of November 12, 1996
                               __________________

                  5% Subordinated Discount Debentures due 2016
                               __________________
                               __________________

         THIRD SUPPLEMENTAL INDENTURE, dated as of June 27, 2003, among News America Incorporated, a Delaware corporation ("NAI" or the "Company") with its principal office located at 1211 Avenue of the Americas, New York, NY 10036, The News Corporation Limited, an Australian corporation (A.C.N. 007 910 330) ("News Corporation"), FEG Holdings, Inc., Fox Entertainment Group, Inc., News America Marketing FSI, Inc., News Publishing Australia Limited, and The Bank of New York, a New York banking corporation (the "Trustee"), amending and supplementing the Indenture, dated as of November 12, 1996 (the "Original Indenture"), among the Company, the guarantors named therein (collectively, the "Guarantors") and the Trustee, which provided for the issuance of the Company's 5% Subordinated Discount Debentures due November 12, 2016 (the "Securities"). (The Original Indenture as supplemented by the First Supplemental Indenture, dated as of March 2, 2000, the Second Supplemental Indenture, dated as of February 14, 2001, and this Third Supplemental Indenture, dated as of June 27, 2003, and as may hereafter be supplemented is referred to herein as the or this "Indenture"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

                                    RECITALS:

         WHEREAS, effective June 27, 2003, HarperCollins Publishers Inc., HarperCollins (UK), News International plc, News Limited, News Securities B.V. and Newscorp Investments, each a Guarantor under the Indenture, were each eliminated from the terms of the Guarantee and as Guarantors under the Indenture; and

         WHEREAS, the provisions of this Third Supplemental Indenture shall not adversely affect the interests of the Holders of Securities of any series in any material respect; and

         WHEREAS, the Original Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended (the "TIA"), that are required to be part of the Original Indenture and the Indenture shall, to the extent applicable, be governed by such provisions; and

         WHEREAS, the Company has duly authorized the execution and delivery of this Third Supplemental Indenture and has done all things necessary to make this Third Supplemental Indenture a valid agreement in accordance with its terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                   ARTICLE ONE

                               ORIGINAL INDENTURES

         SECTION 101.      Effect of Original Indenture.

         Except as specifically provided in this Third Supplemental Indenture, the Original Indenture shall remain in full force and effect.

                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

         SECTION 201.      Release of Certain Guarantors.

         In accordance with Section 901 of the Original Indenture, HarperCollins Publishers Inc., HarperCollins (UK), News International plc, News Limited, News Securities B.V. and Newscorp Investments, are each hereby eliminated as Guarantors under the Indenture.

         SECTION 203.      References in the Indenture.

         By reason of the elimination of HarperCollins Publishers Inc., HarperCollins (UK), News International plc, News Limited, News Securities B.V. and Newscorp Investments as Guarantors pursuant to Section 201 hereof, and the continuation, as Guarantors, of the Guarantors under the Indenture, all references in the Indenture to the "Guarantors" are hereby deemed to refer to the following entities and all such references to each or any "Guarantor" are hereby deemed to refer to each of such entities:

         Name                                     Jurisdiction of Incorporation
The News Corporation Limited                               Australia
FEG Holdings, Inc.                                         Delaware
Fox Entertainment Group, Inc.                              Delaware
News America Marketing FSI, Inc.                           Delaware
News Publishing Australia Limited                          Delaware

                                  ARTICLE THREE

                                  MISCELLANEOUS

         SECTION 301.      Effect of Headings.

         The Article and Section headings herein are for convenience of reference only and shall not effect the construction hereof.

         SECTION 302.      Governing Law.

         Subject to the following sentence, this Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. This Third Supplemental Indenture is subject to the provisions of the TIA that are required to be part of the Original Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 303.      Counterparts.

         This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

                                     News America Incorporated



                                     By: /s/ Arthur M. Siskind
                                         ---------------------
                                         Name:  Arthur M. Siskind
                                         Title: Senior Executive Vice President

                                     Executed as a Deed in New York,
                                            New York

                                     The News Corporation Limited,
                                            as Guarantor

                                     FEG Holdings, Inc.,
                                            as Guarantor

                                     Fox Entertainment Group, Inc.
                                            as Guarantor

                                     News America Marketing FSI, Inc.,
                                            as Guarantor

                                     News Publishing Australia Limited,
                                            as Guarantor

                                     By: /s/ Arthur M. Siskind
                                         ---------------------
                                         Name:  Arthur M. Siskind
                                         Title: Senior Executive Vice President,
                                                News America Incorporated,
                                                as Attorney for the Guarantors

                                      The Bank of New York


                                      By: /s/ Kisha Holder
                                          ----------------
                                          Name:  Kisha A. Holder
                                          Title: Assistant Vice President

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On this 24th day of June, 2003, before me personally appeared Arthur M. Siskind who acknowledged himself to be a Senior Executive Vice President of News America Incorporated, and that he, as such Senior Executive Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such Senior Executive Vice President.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By: /s/ Camille Marcia Joseph
    -------------------------
    Name:  Camille Marcia Joseph
    Title: Notary Public, State of New York
           No. 01JO6025169
           Qualified in King County
           Commission Expires June 28, 2003

[Notarial Seal]

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On the 30th day of June, 2003, before me personally came Kisha A. Holder, to me known, who, being by me duly sworn, did depose and say that s/he is a Assistant Vice President of The Bank of New York, the New York banking corporation described in and which executed the foregoing instrument by authority of the Board of Directors of said New York banking corporation, and that s/he signed her/his name thereto by like authority.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By: /s/ Lucille Mercurio
    --------------------
    Name:  Lucille Mercurio
    Title: Notary Public, State of New York
           No. 03-4654994
           Qualified in Bronx County
           Certificate filed in New York County
           Commission Expires December 31, 2005

[Notarial Seal]